EXHIBIT 10.1

                       SECOND AMENDMENT TO LEASE AGREEMENT

     This Agreement ("Agreement" or "Amendment") made this 21st day of December, 2004 by and between CORPORATE PLAZA ASSOCIATES, L.L.C., 485 A Route 1 South, Suite 330, Iselin, New Jersey 08830 (hereinafter referred to as "Landlord") and CAREADVANTAGE HEALTH SYSTEMS, INC., 485 Route1 South Building C, Iselin, New Jersey 08830 (hereinafter referred to as "Tenant");

     WHEREAS, the Landlord owns certain lands and premises in the Township of Woodbridge, County of Middlesex and State of New Jersey, which lands and premises are known as Woodbridge Corporate Plaza, Building C, 485 U.S. Route #1 South, Iselin, New Jersey, upon which there has been erected an office building known as "Building C" containing approximately 110,074 square feet (hereinafter called the "building" or the "Building"); and

     WHEREAS, Landlord is the successor in interest from KB Fund IV who in turn was successor in interest from Metropolitan Life Insurance Company ("Metropolitan"), to a certain lease as described below between Metropolitan, as Landlord and Tenant, as tenant; and

     WHEREAS, Landlord and Tenant have heretofore entered into a certain lease agreement dated April 14, 1995 (the "Original Lease"), as modified by Lease Extension and Modification Agreement to Lease dated October 31, 2000 (the "First Amendment") (the Original Lease, together with the First Amendment and this Amendment are referred to herein collectively as the "Lease") pursuant to which Tenant Leased from Landlord a total of approximately 27,838 rentable square feet of space in Building C (hereinafter called the "Premises"), all in accordance with the terms and conditions of the Lease; and


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     WHEREAS, the Lease was guarantied by Careadvantage,  Inc.  ("Guarantor") by
Guaranty ("Guaranty") dated on or about April 10, 1995; and

     WHEREAS, Landlord and Tenant are desirous of further amending the Lease to provide for the matters hereinafter set forth, such as, commencing as of January 1, 2005, providing for the conditional reduction in Base Rent and the conditional waiver of electric charges, expense escalation and real estate tax escalation payments, and to provide Landlord with the option to recapture up to 50% of the Premises at any time, all as set forth and subject to the terms and conditions described hereinbelow.

     NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant hereby agree as follows:

     1. Incorporation Of Recitals. The recitals set forth above and in the Lease referred to therein are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.

     2. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     3. Terms and Obligations.

     All of the terms and obligations of the Lease are to be incorporated and applicable to this Amendment, including all Riders, Schedules, Rules and Regulations, etc. as have been previously provided to the Tenant except as may be otherwise set forth or amended herein. All of the terms and obligations of the Lease are to be in full force and effect except for those terms which are specifically set forth or amended herein.

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     4. Effective Date. The effective date ("Effective  Date") of this Amendment shall be upon the date of this Amendment hereinabove set forth.

     5. Second Amendment Commencement Date: January 1, 2005.

     6. Expiration Date: The Expiration Date of the Lease shall remain unchanged at March 31, 2011, per the Lease.

     7. [Intentionally Omitted.]

     8. Base Rent:Effective as of the Second Amendment Commencement Date and continuing through and including the Expiration Date (such period being described herein as the "New Term"), provided that (i) the Tenant is at all times during the New Term the original Tenant named in the Lease and the Premises have not been sublet and the Lease has not been assigned at any time during such New Term, except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease and (ii) Tenant is not in default under any of the terms and conditions of the Lease at any time during the New Term, then the Base Rent payable by Tenant during the New Term shall be as provided hereinbelow. In the event that on any date during such New Term the Tenant is (i) not the original Tenant named herein or the Lease has been assigned or the Premises sublet, except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease or (ii) in default under any of the terms and conditions of this Lease, then the reduction in Base Rent provided below shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord as Additional Rent the equivalent of the difference in Base Rent during the New Term between the Base Rent described in Article 5 of the First Amendment and the Base Rent described below.


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                Months One through Seventy Five of the New Term.

                            Monthly          Annually            Total

         1/1/05-12/31/06   $29,183.50       $350,202.04     $  700,404.00
         1/1/07-12/31/07   $37,511.71       $450,140.46     $  450,140.46
         1/1/08-12/31/08   $45,839.91       $550,078.88     $  550,078.92
         1/1/09-12/31/09   $54,168.11       $650,017.30     $  650,017.30
         1/1/10-3/31/11    $62,500.00       $750,000.00     $  937,500.00

                                              TOTAL         $3,288,140.68

     9.  Tenant  Electric  Charges,   Operating  Expense  and  Real  Estate  Tax
Escalation Payments.

     Effective as of the Second Amendment Commencement Date and continuing through and including the Expiration Date, provided that (i) the Tenant is at all times during the New Term the original Tenant named in the Lease and the Premises have not been sublet and the Lease has not been assigned at any time during such New Term, except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease and (ii) Tenant is not in default under any of the terms and conditions of the Lease at any time during the New Term, then Tenant shall not be obligated to pay Landlord during the New Term Operating Expense escalation payments, Real Estate Tax escalation payments and the electric costs provided for in the Original Lease and the First Amendment. In the event that on any date during such New Term the Tenant is (i) not the original Tenant named herein or the Lease has been assigned or the Premises sublet, except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease or (ii) in default under any of the terms and conditions of this Lease, then the waiver of the aforesaid charges shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord as Additional Rent

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all of the  escalation  payments  and  electricity  charges as  provided  in the
Original Lease and First Amendment as if this Article of the Amendment did not exist.

     10. Notices

          (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

          (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:

               (1)  Notices to Landlord shall be addressed:

                    Corporate Plaza Associates, L.L.C. 485 A
                    Route 1 South
                    Suite 330
                    Iselin, New Jersey 08830

                    Attention: Henry Orlinsky

                    With a copy to the following:

                    Joseph H. Neiman
                    117 Central Avenue
                    Hackensack, New Jersey 07601

               (2)  Notices to Tenant shall be addressed:

                    CareAdvantage Health Systems, Inc.
                    485 C Route 1 South
                    Iselin, New Jersey 08830


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          (c)  If  notices,  demands  or  requests  are  sent by  registered  or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of notice, demand or request sent.

               Notices may also be served by personal service upon any officer, director or partner of Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

          (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

     11. Recapture.

     Landlord shall have the option at any time and throughout the term of the Lease (including, without limitation, during the New Term) to exclude and subtract from the Premises covered by the Lease and to recapture from the Tenant ("recapture") up to fifty (50%) percent of the Premises leased by Tenant (ie., Landlord may recapture up to 13,919 square feet of the Premises, with such recaptured space (the "Recaptured Space") being shown and described on Exhibit A


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annexed hereto and made a part hereof). If Landlord elects to recapture,  Tenant shall surrender vacant, broom-clean and lien-free possession of the Recaptured Space to Landlord on the effective date of recapture of such space from the Premises as set forth in Landlord's notice (as described below), with such effective date of recapture being the date that Tenant shall no longer have any future obligations or rights under the Lease with respect only to such Recaptured Space and such Recaptured Space shall be deemed surrendered to Landlord. Notwithstanding any recapture of space by Landlord as provided herein, the Tenant's Monthly Base Rent payable by Tenant during the balance of the New Term shall remain, subject to the terms and conditions described in Section 8 of this Amendment, the same as the Monthly Base Rent set forth in Section 8 of this Amendment and same shall not be reduced or modified in any respect despite any recapture by Landlord of the Recaptured Space. Landlord shall provide to Tenant a minimum of thirty (30) days written notice as to the effective date of the recapture.

     12. No Waiver; Entire Agreement.

     This Amendment constitutes the entire agreement between Landlord and Tenant concerning the terms and conditions described herein and all prior negotiations and agreements with respect thereto are merged herein. Except as expressly modified herein, all terms, covenants and conditions contained in the Original Lease, the First Amendment and this Amendment are hereby ratified and affirmed. To the extent of any inconsistency between the terms described in this Amendment and those described in the Original Lease and/or the First Amendment, then the terms of this Amendment shall prevail and control.

     13. Default.

     As more fully set forth in Articles 8 and 9 of this Amendment, in the event that on any date during such New Term the Tenant is (i) not the original Tenant named herein or the Lease


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has been assigned or the Premises sublet,  except for an assignment of the Lease or a sublet of the Premises as may be described in Section 11.09 of the Original Lease or (ii) in default under any of the terms and conditions of this Lease, then (y) the reduction in Base Rent provided in Article 8 of this Amendment shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord as Additional Rent the equivalent of the difference in Base Rent during the New Term between the Base Rent described in Article 5 of the First Amendment and the Base Rent described in Article 8 of this Amendment and (z) the waiver provided in Article 9 of this Amendment of the Operating Expense escalation payments, Real Estate Tax escalation payments and the electric costs provided for in the Original Lease and First Amendment shall be nullified and entirely forfeited and Tenant shall be required to immediately pay to Landlord as Additional Rent all of the Operating Expense escalation payments, Real Estate Tax escalation payments and the electric costs provided for in the Original Lease and First Amendment as if Article 9 of this Amendment did not exist. In addition to the above remedies, Landlord shall have all other remedies at law, in equity and under the Lease as may be available due to Tenant's default under the Lease. It being understood by Landlord and Tenant that the rent relief and waiver of escalation payments and electric charges being provided to Tenant herein is subject to Tenant being current and making the Base Rent payments as set forth in Article 8 of this Amendment and otherwise being in full compliance with the terms and conditions described in Articles 8 and 9 of this Amendment and in the event Tenant defaults on such payments and/or is otherwise not in full compliance with the terms and conditions described in Articles 8 and 9 of this Amendment, then Landlord will be entitled to be paid by Tenant the full Base Rent described in Article 5 of the First Amendment and to receive payment from Tenant of all of the Operating Expense escalation payments, Real Estate Tax escalation payments and the electric costs

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provided for in the Original  Lease and First  Amendment as if Article 9 of this
Amendment did not exist.

     14. Security Deposit; Letter of Credit.

     (A) Notwithstanding any provision to the contrary contained in the Lease, effective as of the Effective Date, there shall be no reduction in or of the security deposit (or any portion thereof) held by Landlord under the Lease.

     (B) A portion of the security deposit for the Lease is held by Landlord in the form of a letter of credit (the "Letter of Credit"). In the event of an assignment or transfer by the Landlord of the leasehold estate under the Lease,
(a) Landlord shall have the right without any charge, cost, fee or expense charged to any party other than Tenant, to transfer or assign the Letter of Credit one or more times to any transferee or assignee (herein, a "Transferee") by delivering to said Transferee a blanket assignment or transfer of said Letter of Credit (using a form of assignment or transfer reasonably approved by the issuer ("Issuer") of the Letter of Credit and which is acceptable to Landlord and Transferee in their sole discretion), which blanket assignment or transfer form shall be delivered to the Issuer, whereupon the Letter of Credit shall be deemed automatically assigned or transferred to the Transferee without the execution or delivery by Issuer, Landlord or Transferee of any other instrument or other documentation.

     15. Guaranty. The terms and conditions described in this Amendment are herein guarantied by Guarantor as described in the Guaranty and are hereby ratified, affirmed and agreed to by Guarantor. All of the terms, covenants and conditions of the Guaranty are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Lease (including, without limitation, the New Term).


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     16. No Claims.  Tenant hereby  represents to Landlord  that, to the best of its knowledge, it has no causes of action, defenses, setoffs, claims or demands whatsoever, in law or in equity, against the Landlord as of the date hereof, based upon or by reason of any matter, cause or thing whatsoever, arising out of the Lease, as amended hereby.

     17. No Broker. Tenant represents and warrants that it has dealt with no broker, finder or like agent in connection with this Amendment and the Tenant does hereby agree to indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, reasonable, actual attorneys' fees and disbursements) incurred by Landlord by reason of any claim of, or liability to, any broker, finder or like agent who shall claim to have dealt with Tenant in connection with this Amendment. This Article shall survive the expiration or sooner termination of the Lease.

     18. As modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Lease (including, without limitation, the New Term).


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     19.  This  Agreement  shall  not be  binding  upon or  enforceable  against
Landlord or Tenant unless and until Landlord and Tenant shall have executed and unconditionally delivered to each other an executed counterpart of this Agreement.







                        SIGNATURE PAGE FOLLOWS THIS PAGE




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     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed as of the day and year first above written.


                                 TENANT:

                                 CAREADVANTAGE HEALTH
                                 SYSTEMS, INC.

                                 By:/s/ Dennis J. Mouras
                                    --------------------------------------------
                                    Name: Dennis J. Mouras
                                    Title: CEO


                                 GUARANTOR:
                                 CAREADVANTAGE, INC.

                                 By:/s/ Dennis J. Mouras
                                    --------------------------------------------
                                    Name:  Dennis J. Mouras
                                    Title: CEO


                                 LANDLORD:

                                 CORPORATE PLAZA ASSOCIATES,
                                 L.L.C.

                                 By:/s/ Henry Orlinsky
                                    --------------------------------------------
                                    Name:  Henry Orlinsky
                                    Title: Authorized Signatory







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                                    EXHIBIT A
                                RECAPTURED SPACE






















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